As filed with the Securities and Exchange Commission on August 25, 2022

Registration No. 333-265429

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Anatoly Dritschilo, M.D.

Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, Maryland 20850

(240) 403-4212

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.	Spencer G. Feldman, Esq.
Stephen A. Weiss, Esq.	Olshan Frome Wolosky LLP
Michelman & Robinson LLP	1325 Avenue of the Americas,
800 Third Avenue, 24th Floor	15th Floor
New York, NY 10020	New York, NY 10019
(212) 730-7700	(212) 451-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This amendment no. 6 is being filed solely to correct an administrative error contained on the signature page to the Shuttle Pharmaceuticals Holdings, Inc. registration statement on Form S-1.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-1 to be signed on its behalf by the undersigned, in Rockville, Maryland, on August 25, 2022.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo, M.D.,
Chief Executive Officer
(Principal Executive Officer)

Signatures	Title(s)	Date

/s/ Anatoly Dritschilo	Chairman of the Board and	August 25, 2022
Anatoly Dritschilo, M.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Michael Vander Hoek	Chief Financial Officer	August 25, 2022
Michael Vander Hoek	(Principal Financial and Accounting Officer)

/s/ Chris Senanayake*	Director	August 25, 2022
Chris Senanayake, Ph.D.

/s/ Steven Richards*	Director	August 25, 2022
Steven Richards

/s/ Josh Schafer*	Director	August 25, 2022
Josh Schafer

/s/ Milton Brown*	Director	August 25, 2022
Milton Brown, M.D., Ph.D.

/s/ William Adkins*	Director	August 25, 2022
William H. Adkins

*By:	/s/ Anatoly Dritschilo
Anatoly Dritschilo
Attorney-in-Fact

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